EXHIBIT 4-kk

[FORM OF FACE OF NOTE]

EURO SENIOR REGISTERED FLOATING RATE RENEWABLE NOTE

REGISTERED No. EFLRR	REGISTERED ISIN: [•] Common Code: [•]

[Principal Amount], as modified by Schedule I

ThIS NOTE haS not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). tHIS NOTE may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.1

1 If this Note is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

MORGAN STANLEY
[EURO SENIOR REGISTERED FLOATING RATE RENEWABLE NOTE]
GLOBAL MEDIUM-TERM NOTE, SERIES [J/K]

EXtendible Liquidity SecuritiesSM (EXLsSM)

Base Rate:	Original Issue Date:	Initial Maturity Date:
Index Maturity:	Interest Accrual Date:	Final Maturity Date:
Reporting Service:	Initial Interest Rate:	Maturity Extension Date:
Interest Payment Period:	Initial Interest Reset Date:	Interest Payment Date(s):
Extended Maturity Date:	Election Periods:	Interest Reset Period:
Spread (Plus Or Minus):	Maximum Interest Rate:	Interest Reset Date(s):
Spread Multiplier:	Minimum Interest Rate:	Principal Paying Agent and Calculation Agent:
Index Currency:	Initial Redemption Date:
Exchange Rate Agent: [Morgan Stanley & Co. International plc]	Initial Redemption Percentage:	Denominations:
Incremental Spread Commencement Date:	Annual Redemption Percentage Reduction:	Specified Currency:
Incremental Spread (Plus or Minus):	Optional Repayment Date(s):	If Specified Currency Other Than U.S. Dollars, Option To Select Payment In U.S. Dollars:
Redemption Dates:	Redemption Notice Period:[2]	Designated Cmt Reuters Page:
Redemption Percentage:	Initial Offering Date:	Designated Cmt Maturity Index:
Issued Under the New Safekeeping Structure (“NSS”): [YES/NO][3]	If This Is Issued Under the NSS, Intended To Be Held in a Manner that Would Allow Eligibility as Collateral for Eurosystem Intra-Day Credit and Monetary Policy Operations: [YES][4]	Tax Redemption and Payment of Additional Amounts: [NO][4]

2 Applicable if other than 30-60 calendar days. Consult with Euroclear or Clearstream if a shorter redemption is requested. A minimum of 10 calendar days may be possible.

3 To be Eurosystem eligible, notes issued under the NSS also must be issued by an entity resident in a European Economic Area or G-10 country, or by a supranational entity, must be denominated in a European Central Bank-eligible currency and must meet certain other criteria established by the European Central Bank.

4 Default provision is NO. Indicate YES only if specified in pricing supplement.

Other Provisions:

The Holder of this Note and the owner of any beneficial interest herein, by their purchase of this Note or such beneficial interest herein, are hereby deemed to have consented to any amendment to this Note that conforms the terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ thereto dated _____][5], and the prospectus supplement [, any index supplement or other supplement] and prospectus referred to therein, each related to this Note and filed with the Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

5 Applicable if there is an amendment to the pricing supplement filed with the Securities and Exchange Commission prior to settlement of this Note.

Irrevocable Notice:	[Upon delivery of a notice electing to extend the maturity of this Note or any portion thereof to The Bank of New York Mellon, London Branch, such election shall be irrevocable. The holder of a Short-Term Note (as defined below) received as a consequence of the failure to make such election may not elect to exchange such Short-Term Note for an interest in this Note.]
Maturity Extension Period:	[18 calendar months, or if the last day of such period is not a Business Day, the Maturity Extension Period shall end on the first Business Day immediately preceding such day.]
Maturity Extension:	[This Note shall mature on the Initial Maturity Date, unless the maturity of all or any portion of the principal amount hereof is extended in accordance with the procedures described herein under “Option to Extend Maturity.”]
Option To Extend Maturity:

[During any Election Period, if the option to extend the maturity of this Note is exercised, the maturity of this Note, or of any portion of this Note having a principal amount of Euro               or any integral multiple of Euro in excess thereof for which such option has been exercised, shall be extended to the Maturity Extension Date occurring in the month eighteen months after the earliest to occur of the next               ,               ,                or                immediately succeeding such Election Period. In order to exercise the option to extend the maturity of all, or any portion, of the principal amount of this Note, the holder of this Note must deliver to The Bank of New York Mellon, London Branch during the relevant Election Period (and on or prior to 5:00 p.m. (London time) on the last Business Day in such Election Period) (i) the form entitled “Option to Extend Maturity” included below duly completed and, in the event of an election to extend the maturity of only a portion of the principal amount of this Note, this Note or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor or terms, a statement that the option to elect extension of maturity is being exercised thereby, the principal amount hereof with respect to which such option is being exercised and a guarantee that the form entitled “Option to Extend Maturity” included below duly completed and, in the event of an election to extend the maturity of only a portion of the principal amount of this Note, this Note will be received by The Bank of New York Mellon, London Branch no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter; provided that such telegram, telex, facsimile transmission or letter shall not be effective unless this Note (if required to be surrendered as aforesaid) and such form duly completed are received by The Bank of New York Mellon, London Branch by such fifth Business

Day. Such option may be exercised by the holder for less than the entire principal amount hereof provided that the principal amount for which such option is not exercised is at least Euro                or any larger amount that is an integral multiple of Euro              .]

[If the option to extend the maturity of any portion hereof is not duly exercised within any Election Period, a new Note or Notes in the form attached hereto as Exhibit A (each, a “Short-Term Note”) for all or that portion of the principal amount hereof as to which such option to extend has not been made and having as its or their “Maturity Date” (as such term is used in each such Short-Term Note) the Extended Maturity Date or, if the option to extend the maturity of this Note has not previously been duly exercised as to such portion of the principal amount hereof, the Initial Maturity Date shall be issued on the Interest Payment Date immediately succeeding such Election Period in the name of the holder hereof, subject to delivery of this Note to The Bank of New York Mellon, London Branch, and Schedule I hereto shall be annotated as of the Interest Payment Date immediately succeeding such Election Period to reflect the corresponding decrease in the principal amount hereof. The failure to elect to extend the maturity of all or any portion of this Note will be irrevocable and will be binding upon any subsequent holder of this Note.]

[The Issuer and the Trustee shall deem this Note cancelled as to any portion of the principal amount hereof for which a duly completed form entitled “Option to Extend Maturity” and, if applicable, this Note are not delivered to The Bank of New York Mellon, London Branch within the applicable Election Period in accordance with the terms of this Note.]

[The maturity of this Note will not be extended beyond the Final Maturity Date stated above.]

Morgan Stanley, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to               , or registered assignees, the principal amount specified in Schedule I hereto on the Initial Maturity Date specified above (except to the extent previously redeemed or repaid) or, to the extent the maturity date of any portion of the principal amount of this Note is extended in accordance with the procedures set forth herein to an Extended Maturity Date, as defined above, on such Extended Maturity Date (except to the extent such portion is redeemed or repaid prior to such Extended Maturity Date) and to pay interest on the principal amount hereof outstanding from time to time, from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above or determined in accordance with the provisions specified on the reverse hereof until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until but excluding the date on which (a) the principal hereof is paid or duly made available for payment or (b) this Note has been canceled in accordance with the provisions set forth below. Unless such rate is otherwise specified on the face hereof, the Calculation Agent shall determine the Initial Interest Rate for this Note in accordance with the provisions specified on the reverse hereof.

The Issuer will pay interest in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Initial Maturity Date or the Extended Maturity Date, as the case may be (each, a “Maturity Date”), or any redemption or repayment date; provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; provided, further, that if an Interest Payment Date or the Maturity Date or a redemption or repayment date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date, Maturity Date, redemption date or repayment date shall be the following day that is a Business Day, except that if the Base Rate specified above is EURIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date, Maturity Date, redemption date or repayment date shall be the immediately preceding day that is a Business Day. The register maintained by the Registrar (as defined below) shall be conclusive as to the aggregate principal amount of this Note. [This is to certify that the person whose name is entered in the register is the holder of the aggregate nominal amount of [____________].]6

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date (i) the principal hereof has been paid or duly made available for payment or (ii) this Note has been canceled in accordance with the provisions set forth below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business [on the Clearing System Business Day before such Interest Payment Date (the “Record Date”), where “Clearing System Business Day” means a day on which each clearing system for which this Global Registered Security is being held is open for business]7 [on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date, a “Record Date”)]8; provided, however, that interest payable at maturity (or on any redemption or repayment date) shall be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of, premium, if any, and interest on this Note due at maturity (or on any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Principal Paying Agent, as defined on the reverse hereof, or at the office or agency of such other paying agent as the Issuer may determine (each, a “Paying Agent,” which term shall include the Principal Paying Agent). U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the

6Applies only if this Note is issued under the NSS.

7 Applies only if this Note is a global registered note.

8 Applies only if this Note is not a global registered note.

interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Principal Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, or interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Principal Paying Agent in writing, with respect to payments of interest, on or prior to [the fifth Business Day prior to the applicable Record Date ]9 [the fifth Business Day after the applicable Record Date]10 and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that if payment of principal, premium, if any, or interest with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register, and provided, further, that payment of the principal of, premium, if any, and interest on this Note due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to [the fifth Business Day prior to such Record Date]11 [the fifth Business Day after such Record Date]12 or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

If this Note ceases to be held by a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear system, and Clearstream Banking S.A., this Note will be exchanged for one or more Notes of authorized denominations having an aggregate principal amount equal to the principal amount of this Note as then shown on Schedule I hereto, which new Notes shall otherwise have the same terms as this Note, except that the provisions of such new Notes regarding the extension of the maturity thereof shall be modified to the extent appropriate for notes not required to be held in a securities depositary; provided that the respective rights and obligations of the Issuer and the holders of such new Notes shall be the same in all material respects as the respective rights and obligations of the

9 Applies only if this Note is a global registered note.

10 Applies only if this Note is not a global registered note.

11 Applies only if this Note is a global registered note.

12 Applies only if this Note is not a global registered note.

Issuer and the holder of this Note. Such new Notes shall have stated principal amounts and shall be registered in the names of the persons then having a beneficial interest in this Note or in the names of their nominees.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including the Addendum, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (which signature may be entered on such certificate electronically), and, if this Note is intended to be issued under the NSS, unless this Note has been effectuated by a common safekeeper appointed by Euroclear Bank SA/NV or Clearstream Banking S.A., this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

[This Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Registrar and, if this Global Note is held under the NSS, effectuated by the entity appointed as common Safekeeper by Euroclear or Clearstream Luxembourg.]13

13 Applies only if this Note is issued under the NSS.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:

MORGAN STANLEY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Senior Indenture.
THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

EFFECTUATION BY COMMON

SAFEKEEPER14

This Note is effectuated.

[COMMON SAFEKEEPER]

By:
[Authorized Signatory]

14An effectuation block is only applicable if this Euro Senior Registered Floating Rate Renewable Note is intended to be issued under the NSS.

[FORM OF REVERSE OF NOTE]

EURO SENIOR REGISTERED FLOATING RATE RENEWABLE NOTE, SERIES [J/K]

This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series [J/K], having maturities more than nine months from the date of issue (the “Notes”) of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and The Bank of New York Mellon (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture), as supplemented by a First Supplemental Senior Indenture dated as of September 4, 2007, a Second Supplemental Senior Indenture dated as of January 4, 2008, a Third Supplemental Senior Indenture dated as of September 10, 2008, a Fourth Supplemental Senior Indenture dated as of December 1, 2008, a Fifth Supplemental Senior Indenture dated as of April 1, 2009, a Sixth Supplemental Senior Indenture dated as of September 16, 2011, a Seventh Supplemental Senior Indenture dated as of November 21, 2011, an Eighth Supplemental Senior Indenture dated as of May 4, 2012, a Ninth Supplemental Senior Indenture dated as of March 10, 2014, a Tenth Supplemental Senior Indenture dated as of January 11, 2017 and an Eleventh Supplemental Senior Indenture dated as of March 24, 2021 (as the same may be further amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as a paying agent for the Notes in the United States and The Bank of New York Mellon, London Office (as successor to JPMorgan Chase Bank, N.A., London Branch), at its corporate trust office in London as the principal paying agent for the Notes outside the United States (the “Principal Paying Agent,” which term includes any additional or successor Principal Paying Agent appointed by the Issuer). The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise indicated on the face hereof in accordance with the provisions of this Note, including any Addendum, and except as set forth below, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as indicated below). If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Principal Paying Agent must receive at its office in London, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States, Western Europe or Japan setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Principal Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Principal Paying Agent by such fifth Business Day. Unless otherwise indicated on the face of this Note, exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate specified on the face hereof based on the Index Maturity, if any, specified on the face hereof (i) (A) plus or minus the Spread, if any, specified on the face hereof and (B) for any period on or after the Incremental Spread Commencement Date, if any, specified on the face hereof, plus or minus the Incremental Spread, if any, specified on the face hereof or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). For the purpose of determining the Initial Interest Rate, references in this paragraph, the next succeeding paragraph and, if applicable clauses (i) and (ii) under “Determination of EURIBOR” below to Interest Reset Date shall be deemed to mean the Original Issue Date. The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, “Business Day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or in London or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the real-time gross settlement system operated by the Eurosystem, or any successor system (“T2”), is open for the settlement of payment in euro (a “TARGET Settlement Day”).

The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Federal Funds Rate, Federal Funds (Open) Rate and Prime Rate shall be on the Business Day prior to the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Commercial Paper Rate and CMT Rate will be the second Business Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CMS Rate will be the second U.S. Government Securities Business Day (as defined herein) prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR shall be the second TARGET Settlement Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the

Interest Reset Date shall instead be the first Business Day following the date of such auction. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more base rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each base rate is determinable.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date, including the Interest Determination Date as of which the Initial Interest Rate is determined, will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the “Commercial Paper Rate,” for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for U.S. dollar commercial paper having the Index Maturity specified on the face hereof, as that rate is published in the H.15 Daily Update, under the heading “Commercial Paper--Nonfinancial.”

The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

(i)       If by 3:00 p.m., New York City time, on that Calculation Date the above rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer), for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

(ii)       If the dealers selected by the Issuer or its designee are not quoting as mentioned above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of EURIBOR. If the Base Rate specified on the face hereof is “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Thomson Reuters Eikon (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time.

The following procedures shall be followed if the rate cannot be determined as described above:

(i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

(ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), at approximately 11:00 a.m., Brussels time, on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

(iii) If the banks so selected by the Issuer or its designee are not quoting as set forth above, EURIBOR for that Interest Determination Date shall remain EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

(iv) If the Issuer or its designee determine that EURIBOR has been permanently discontinued, the Calculation Agent will use, as a substitute for EURIBOR and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) in the jurisdiction of the applicable Index Currency that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Issuer or its designee will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as this Note. If, however, the Issuer or its designee determine that no such Alternative Rate exists on the relevant date, the Issuer or such designee shall make a determination of an alternative rate as a substitute for EURIBOR for debt obligations such as this Note, as well as the spread thereon, the business day convention and the Interest Determination Dates, that is consistent with accepted market practice.

“Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

Determination of the Federal Funds Rate. If the Base Rate specified on the face hereof is the “Federal Funds Rate,” for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in the H.15 Daily Update under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service (“Reuters Page FEDFUNDS1”).

The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

(i)       If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

(ii)       If that rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

(iii)       If the brokers selected by the Issuer or its designee are not quoting as mentioned above, the Federal Funds Rate relating to that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

Determination of Federal Funds (Open) Rate. If the Base Rate specified on the face hereof is the “Federal Funds (Open) Rate,” for any Interest Determination Date, the Federal Funds (Open) Rate with respect to this Note shall be the Federal Funds Rate on that date set forth opposite the caption “Open” as displayed on Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service (“Reuters Page 5”).

The following procedures shall be followed if the Federal Funds (Open) Rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds (Open) Rate will be the rate on that Interest Determination Date displayed on FFPREBON Index Page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane, or any successor service, on Bloomberg.

•	If the above rate is not displayed on the FFPREBON Index Page on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds (Open) Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

•	If the brokers selected by the Issuer or its designee are not quoting as set forth above, the Federal Funds (Open) Rate for that Interest Determination Date shall remain the Federal Funds (Open) Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

Determination of Prime Rate. If the Base Rate specified on the face hereof is “Prime Rate,” for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in the H.15 Daily Update under the heading “Bank Prime Loan.”

The following procedures shall be followed if the Prime Rate cannot be determined as described above:

(i) If the above rate is not published in the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s Prime Rate or base lending rate, as of 11:30 a.m., New York City time, as in effect for that Interest Determination Date.

(ii) If fewer than four rates for that Interest Determination Date appear on the Reuters Page US PRIME 1 by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in The City of New York, which may include affiliates of the initial dealer, selected by the Issuer or its designee (after consultation with the Issuer).

(iii) If the banks selected by the Issuer or its designee are not quoting as set forth above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any successor service, or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate. If the Base Rate specified on the face hereof is “Treasury Rate,” the Treasury Rate with respect to this Note shall be:

(i)       the rate from the Auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof as that rate appears under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION10 or any other page as may replace page USAUCTION10 on that service (“Reuters Page USAUCTION10”), or on page USAUCTION11 or any other page as may replace page USAUCTION11 on that service (“Reuters Page USAUCTION11”); or

(ii)       if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

(iii)       in the event that the rate described in (ii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the Auction rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(iv)       if the rate described in (iii) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include the initial dealer and its affiliates, selected by the Issuer or its designee, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

(v)       if the dealers selected by the Issuer or its designee are not quoting as described in (iv), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D x N	x	100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of CMT Rate. If the Base Rate specified on the face hereof is the “CMT Rate,” for any Interest Determination Date, the CMT Rate with respect to this Note shall be any of the following rates published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

(1) the rate on that Interest Determination Date, if the Designated CMT Reuters Page is FRBCMT; and

(2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures shall be followed if the CMT Rate cannot be determined as described above:

(i)       If the above rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturities

Rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(ii)       If the information described in (i) above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers (“Reference Dealers”) in The City of New York, which may include the initial dealer or another affiliate, selected by the Issuer or its designee as described in the following sentence. The Issuer or its designee (after consultation with the Issuer) shall select five Reference Dealers and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

(iii)       If three Treasury Notes quotations are not obtained as described in (ii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York, selected using the same method described in (ii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(iv)       If three or four, and not five, of the Reference Dealers are quoting as described in (iii) above, then the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

(v) If fewer than three Reference Dealers selected by the Issuer or its designee are quoting as described in (iii) above, the CMT Rate for that Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities published by the Federal Reserve Board of Governors, or its successor, on its website or in another recognized electronic source. If no Reuters page is specified on the face hereof, the Designated CMT Reuters Page shall be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified on the face hereof, for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

Determination of CMS Rate. If the Base Rate specified on the face hereof is a “CMS Rate,” for an Interest Reset Date, the CMS Rate with respect to this Note shall be the USD SOFR ICE Swap Rate having the Index Maturity specified on the face hereof, expressed as a percentage, provided by the administrator of the USD SOFR ICE Swap Rate as of approximately 11:00 a.m., New York City time (or any amended publication time specified by the administrator of the USD SOFR ICE Swap Rate in the benchmark methodology) on the Interest Determination Date.

If that rate is subsequently corrected and provided by the administrator of the USD SOFR ICE Swap Rate to, and published by, authorized distributors of the USD SOFR ICE Swap Rate within the longer of one hour of the time when such rate is first published by authorized distributors of the USD SOFR ICE Swap Rate and the republication cut-off time for the USD SOFR ICE Swap Rate, if any, as specified by the USD SOFR ICE Swap Rate benchmark administrator in the USD SOFR ICE Swap Rate benchmark methodology, then that rate shall be subject to those corrections.

“USD SOFR ICE Swap Rate” means the swap rate for a fixed-for-floating U.S. Dollar swap transaction where the floating leg references the Secured Overnight Financing Rate administered by the Federal Reserve Bank of New York (or any successor administrator) (SOFR), as provided by ICE Benchmark Administration Limited as the administrator of the benchmark (or a successor administrator).

Temporary Non-Publication. If the CMS Rate for a period of the Index Maturity in respect of an Interest Reset Date is not published by the administrator of the CMS Rate or an authorized distributor and is not otherwise provided by the administrator of the CMS Rate by either (A) such Interest Reset Date or (B) such other date on which the CMS Rate is required, then, for such date, the Issuer or its designee shall determine a commercially reasonable alternative for the CMS Rate, taking into account all available information that in good faith it considers relevant including, without limitation, an industry-accepted rate of interest in the over-the-counter derivatives market or for U.S. dollar-denominated floating rate notes (if any).

Notwithstanding the foregoing, if, as of an Interest Determination Date, an Index Cessation Effective Date with respect to the applicable tenor of the then-current CMS Rate has occurred, the provisions set forth under “Index Cessation” below shall apply.

Index Cessation. If, as of an Interest Determination Date, an Index Cessation Effective Date with respect to the applicable tenor of the then-current CMS Rate has occurred, then the CMS Rate in respect of each following Interest Reset Date shall thereafter be the Benchmark Replacement (including any adjustment spread calculation (which may be a positive or negative value or zero)) selected on that Interest Determination Date by the Issuer or its designee acting in good faith and in a commercially reasonable manner. For the avoidance of doubt, following the occurrence of an Index Cessation Effective Date in respect of one or more Index Cessation Events, the selection of the Benchmark Replacement (including any adjustment spread calculation) shall be a one-time process and shall apply to each following Interest Reset Date.

“CMS Rate” means, initially, the USD SOFR ICE Swap Rate having the Index Maturity specified on the face hereof; provided that if an Index Cessation Effective Date has occurred with respect to such rate or the then-current CMS Rate, then “CMS Rate” means the applicable Benchmark Replacement. For the avoidance of doubt, such Benchmark Replacement shall replace the then-current CMS Rate for all purposes relating to this Note.

“Index Cessation Effective Date” means, in respect of the then-current CMS Rate and one or more Index Cessation Events, the first date on which the CMS Rate would ordinarily have been published or provided and is no longer published or provided. If the CMS Rate ceases to be provided on an Interest Determination Date, but it was provided at the time at which it is to be observed pursuant to “Reference Rate” above, then the Index Cessation Effective Date shall be the next day on which the rate would ordinarily have been published or provided.

“Index Cessation Event” means, in respect of the then-current CMS Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the CMS Rate announcing that it has ceased or will cease to provide the CMS Rate permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide the CMS Rate; or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the CMS Rate, the central bank for the currency of the CMS Rate, an insolvency official with jurisdiction over the administrator for the CMS Rate, a resolution authority with jurisdiction over the administrator for the CMS Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the CMS Rate, which states that the administrator of the CMS Rate has ceased or will cease to provide the CMS Rate permanently or indefinitely; provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the CMS Rate.

“Benchmark Replacement” means the first alternative benchmark set forth in the order below that can be determined by the Issuer or its designee as of the Interest Determination Date next succeeding the relevant Index Cessation Event (or, if the Index Cessation Event occurs on the Interest Determination Date, that Interest Determination Date):

(1) the alternate rate of interest that has been selected or recommended by the relevant governmental body or agency with jurisdiction over the then-current CMS Rate or the administrator thereof as the replacement for the then-current CMS Rate for the applicable Index Maturity; and

(2) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current CMS Rate for the applicable Index Maturity giving due consideration to any industry-accepted rate of interest as a replacement for the then-current CMS Rate for U.S. dollar-denominated floating rate notes at such time, including any alternate rate of interest recommended by the International Swaps and Derivatives Association, Inc. or any successor thereto.

In connection with the implementation of a Benchmark Replacement, the Issuer or its designee shall have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any changes (including changes to the definition of “Interest Payment Period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Issuer or its designee determine may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee determine that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determine is reasonably necessary).

Decisions and Determinations. Any determination, decision or election that may be made by the Issuer or its designee pursuant to this section entitled “Determination of CMS Rate,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	shall be conclusive and binding absent manifest error;

•	shall be made in such person’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the holder of this Note or any other party.

In no event shall the Trustee be responsible for the selection of any Benchmark Replacement, for determining any Benchmark Replacement Conforming Changes or for determining if any Index Cessation Event has occurred.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

Unless otherwise indicated on the face hereof or in the Addendum, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the Interest Payment Dates or Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided in the Addendum, accrued interest hereon for any period shall be the sum of the products obtained by multiplying the interest factor calculated for each day in such period by the principal amount hereof shown on Schedule I hereto for each such day; provided that for the purpose of calculating the amount of interest payable hereon, any decrease in the principal amount hereof attributable to the failure to duly extend the maturity of this Note or any portion of this Note during any Election Period shall be effective on and as of the first Interest Payment Date immediately succeeding such Election Period.

Unless otherwise specified on the face hereof, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is Commercial Paper Rate, EURIBOR, Federal Funds Rate, Federal Funds (Open) Rate, Prime Rate or CMS Rate; or (ii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one-half cent rounded upward. Unless otherwise provided in the Addendum, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise provided in the Addendum, the interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an authorized denomination set forth on the face hereof.

The Trustee has been appointed registrar for the Notes (the “Registrar,” which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of New York, a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office or the London office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed [as provided in the Addendum] for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in such notice.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the “Additional Amounts”) to the holder of this Note with respect to any interest in this Note held by a registered holder who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts for or on account of:

•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for

o	the existence of any present or former connection between the beneficial owner of an interest in this Note, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in the conduct of a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

o	the presentation by or on behalf of the beneficial owner of an interest in this Note for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of this Note is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

•	any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if payment can be made without withholding by at least one other Paying Agent;

•	any tax, assessment or other governmental charge imposed solely because the beneficial owner of an interest in this Note (1) is a bank purchasing this Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Note for investment purposes nor (B) buying this Note for resale to a third party that either is not a bank or holding this Note for investment purposes only;

•	any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of an interest in this Note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed or collected pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any intergovernmental agreements entered into in connection with the implementation of such sections of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

•	any tax, assessment or other governmental charge imposed pursuant to Section 871(m) of the Code and any applicable Treasury regulations promulgated thereunder or published administrative guidance implementing such section;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote or as a direct or indirect subsidiary of the Issuer; or

•	any combination of the items listed above.

Nor will the Issuer pay Additional Amounts with respect to any payment with respect to any interest in this Note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner held its interest in this Note directly.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on any series of debt securities issued under the Senior Indenture, including the series of Senior Global Medium-Term Notes of which this Note forms a part, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to certain events of bankruptcy, insolvency or reorganization of the Issuer shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or alter certain provisions of the Senior Indenture relating to debt securities not denominated in U.S. dollars or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be Morgan Stanley & Co. International plc, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of these Notes.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of, premium, if any, and interest on this Note as herein provided in the Borough of

Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. If this Note is listed on the London Stock Exchange plc and such exchange so requires, the Issuer shall maintain a Paying Agent in London. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a Member State of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of, premium, if any, or interest on this Note as the same shall become due.

No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein:

(a)       the term “Market Exchange Rate” means the noon U.S. dollar buying rate in The City of New York for cable transfers of the Specified Currency indicated on the face hereof published by the Federal Reserve Bank of New York;

(b)       the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

(c)       the term “U.S. Alien” means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

Abbreviations

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – _________________ Custodian ________________
(Minor)                                             (Cust)

Under Uniform Gifts to Minors Act ________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated: _________________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO EXTEND MATURITY

The undersigned hereby elects to extend the maturity of the Morgan Stanley Global Medium-Term Notes, Series [J/K], Euro Senior Registered Floating Rate Renewable Notes, EXtendible Liquidity Securities, No. EFLRR__ (ISIN [                                         ]; Common Code [                                        ]) (or the portion thereof specified below) with the effect provided in said Note by surrendering said Note to The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, England, or such other address of which the Issuer shall from time to time notify the holders of the Notes in the event of an election to extend the maturity of only a portion of the principal amount of said Note, together with this form of “Option to Extend Maturity” duly completed by the holder of said Note.

If the option to extend the maturity of less than the entire principal amount of said Note is elected, specify the portion of said Note (which shall be [                                         ] or an integral multiple of [                                   ] in excess thereof) as to which the holder elects to extend the maturity [                                    ] ________; and specify the denomination or denominations (which shall be [                                    ] or an integral multiple of [                                   ] in excess thereof) of the Notes in the form attached to said Note as Exhibit A to be issued to the holder for the portion of said Note as to which the option to extend the maturity is not being elected (in the absence of any such specification one such Note in the form of said Exhibit A will be issued for the portion as to which the option to extend maturity is not being made) Euro ________.

Dated:
NOTICE: The signature on this Option to Extend Maturity must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

Option to Elect Repayment

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: _____________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

Dated:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

SCHEDULE I

SCHEDULE OF EXCHANGES

The initial principal amount of this Note is [            ]. The following exchanges of a portion of this Note for an interest in a Short-Term Note and the following exchanges of an interest in a Short-Term Note for an interest in this Note have been made:

Date of Exchange	Principal Amount Exchanged for Short-Term Note	Reduced Principal Amount Outstanding Following Such Exchange	Notation Made by or on Behalf of Trustee

Schedule I-1

EXHIBIT A TO EURO SENIOR REGISTERED FLOATING RATE
RENEWABLE NOTE
(Short-Term Note)

[FORM OF FACE OF NOTE]

REGISTERED	REGISTERED
No. EFLRR	ISIN: [ ]

Common Code: [    ]

Euro _________

ThIS NOTE haS not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). tHIS NOTE may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.15

15 If this Note is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

MORGAN STANLEY
[EURO SENIOR REGISTERED FLOATING RATE RENEWABLE NOTE]
GLOBAL MEDIUM-TERM NOTE, SERIES [J/K]

BASE RATE	ORIGINAL ISSUE DATE	MATURITY DATE

REPORTING SERVICE	INTEREST ACCRUAL DATE [Insert date of issuance of Short-term Note.]	INTEREST PAYMENT DATES

INDEX MATURITY	INITIAL INTEREST RESET DATE	INTEREST RESET PERIOD

SPREAD (PLUS OR MINUS)	INTEREST PAYMENT PERIOD	INTEREST RESET DATE(S)

INITIAL OFFERING DATE	INITIAL INTEREST RATE	PRINCIPAL PAYING AGENT AND CALCULATION AGENT

SPECIFIED CURRENCY	MAXIMUM INTEREST RATE	DENOMINATIONS

INCREMENTAL SPREAD (PLUS OR MINUS)	MINIMUM INTEREST RATE	IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS. OPTION TO ELECT PAYMENT IN U.S. DOLLARS

INCREMENTAL SPREAD COMMENCEMENT DATE	EXCHANGE RATE AGENT [Morgan Stanley & Co. International plc]	OPTIONAL REPAYMENT DATE(S)

INITIAL REDEMPTION DATE	DESIGNATED CMT MATURITY INDEX	DESIGNATED CMT REUTERS PAGE

INITIAL REDEMPTION PERCENTAGE	ANNUAL REDEMPTION PERCENTAGE REDUCTION	REDEMPTION NOTICE PERIOD

REDEMPTION DATES	REDEMPTION PERCENTAGE	TAX REDEMPTION AND PAYMENT OF ADDITIONAL AMOUNTS: [NO][16]

OTHER PROVISIONS:

The Holder of this Note and the owner of any beneficial interest herein, by their purchase of this Note or such beneficial interest herein, are hereby deemed to have consented to any amendment to this Note that conforms the terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ thereto

	ISSUED UNDER THE NEW SAFEKEEPING STRUCTURE (“NSS”): [YES/NO][18]	IF THIS IS ISSUED UNDER THE NSS, INTENDED TO BE HELD IN A MANNER THAT WOULD ALLOW ELIGIBILITY AS COLLATERAL FOR EUROSYSTEM INTRA-DAY CREDIT AND MONETARY POLICY OPERATIONS: [YES][16]

16 Default provision is NO. Indicate YES only if specified in pricing supplement.

dated _____][17], and the prospectus supplement [, any index supplement or other supplement] and prospectus referred to therein, each related to this Note and filed with the Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

18 To be Eurosystem eligible, notes issued under the NSS also must be issued by an entity resident in a European Economic Area or G-10 country, or by a supranational entity, must be denominated in a European Central Bank-eligible currency and must meet certain other criteria established by the European Central Bank.

17 Applicable if there is an amendment to the pricing supplement filed with the Securities and Exchange Commission prior to settlement of this Note.

Morgan Stanley, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to                 , or registered assignees, the principal sum of                 , on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest on the principal amount hereof outstanding from time to time, from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate, as defined below, until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until but excluding the date on which the principal hereof is paid or duly made available for payment, together with the unpaid amount of interest, if any, payable on the principal amount hereof during the period that the Issuer’s obligation to pay such principal amount was evidenced by a predecessor Note (the “Renewable Note”), which amount shall be payable on the first date succeeding the Interest Accrual Date specified above on which interest on this Note is paid and shall be payable to the person receiving such interest payment. The Issuer will pay interest hereon in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date or any redemption or repayment date; provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; provided, further, that if an Interest Payment Date or the Maturity Date or a redemption or repayment date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date, Maturity Date, redemption date or repayment date shall be the following day that is a Business Day, except that if the Base Rate specified above is EURIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date, Maturity Date, redemption date or repayment date shall be the immediately preceding day that is a Business Day. As used herein, “Initial Interest Rate” means the rate of interest determined in accordance with the provisions of the Renewable Note (i) on the Interest Reset Date with respect to the Renewable Note occurring on the Interest Accrual Date specified above or (ii) if no such Interest Reset Date occurred on the Interest Accrual Date, on the Interest Reset Date with respect to the Renewable Note occurring immediately preceding the Interest Accrual Date. The register maintained by the Registrar (as defined below) shall be conclusive as to the aggregate principal amount of this Note. [This is to certify that the person whose name is entered in the register is the holder of the aggregate nominal amount of [____________].]19

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business [on the Clearing System Business Day before such Interest Payment Date (the “Record Date”), where “Clearing System Business Day” means a day on which each clearing system for which this Global Registered Security is being held is open for business]21 [on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a “Record Date”)]20; provided, however, that interest payable at maturity (or on any redemption or repayment date) shall be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of, premium, if any, and interest on this Note due at maturity (or on any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Principal Paying Agent, as defined on the reverse hereof, or at the office or agency of such other paying agent as the Issuer may determine (each, a “Paying Agent,” which term shall include the Principal Paying Agent). U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the

19 Applies only if this Note is issued under the NSS.

20 Applies only if this Note is a global registered note.

21 Applies only if this Note is not a global registered note.

interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Principal Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, or interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Principal Paying Agent in writing, with respect to payments of interest, on or prior to [the fifth Business Day prior to the applicable Record Date]22 [the fifth Business Day after the applicable Record Date]23 and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that if payment of principal, premium, if any, or interest with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register, and provided, further, that payment of the principal of, premium, if any, and interest on this Note due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

If this Note ceases to be held by a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear system, and Clearstream Banking S.A., this Note will be exchanged for one or more Notes of authorized denominations having an aggregate principal amount equal to the principal amount of this Note, which new Notes shall otherwise have the same terms as this Note; provided that the respective rights and obligations of the Issuer and the holders of such new Notes shall be the same in all material respects as the respective rights and obligations of the Issuer and the holder of this Note. Such new Notes shall have stated principal amounts and shall be registered in the names of the persons then having a beneficial interest in this Note or in the names of their nominees.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including the Addendum, which further provisions shall for all purposes have the same effect as if set forth at this place.

22 Applies only if this Note is a global registered note.

23 Applies only if this Note is not a global registered note.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (which signature may be entered on such certificate electronically), and, if this Note is intended to be issued under the NSS, unless this Note has been effectuated by a common safekeeper appointed by Euroclear Bank SA/NV or Clearstream Banking S.A., this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

[This Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Registrar and, if this Global Note is held under the NSS, effectuated by the entity appointed as common Safekeeper by Euroclear or Clearstream Luxembourg.]24

24Applies only if this Note is issued under the NSS.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

MORGAN STANLEY

Dated:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned
Senior Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

EFFECTUATION BY COMMON

SAFEKEEPER25

This Note is effectuated.

[COMMON SAFEKEEPER]

By:
[Authorized Signatory]

25 An effectuation block is only applicable if this Euro Senior Registered Floating Rate Renewable Note is intended to be issued under the NSS.

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series [J/K], having maturities more than nine months from the date of issue (the “Notes”) of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and The Bank of New York Mellon (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture) (as supplemented by a First Supplemental Senior Indenture dated as of September 4, 2007, a Second Supplemental Senior Indenture dated as of January 4, 2008, a Third Supplemental Senior Indenture dated as of September 10, 2008, a Fourth Supplemental Senior Indenture dated as of December 1, 2008, a Fifth Supplemental Senior Indenture dated as of April 1, 2009, a Sixth Supplemental Senior Indenture dated as of September 16, 2011, a Seventh Supplemental Senior Indenture dated as of November 21, 2011, an Eighth Supplemental Senior Indenture dated as of May 4, 2012, a Ninth Supplemental Senior Indenture dated as of March 10, 2014, a Tenth Supplemental Senior Indenture dated as of January 11, 2017 and an Eleventh Supplemental Senior Indenture dated as of March 24, 2021 (as the same may be further amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as a paying agent for the Notes in the United States and The Bank of New York Mellon, London Branch, at its corporate trust office in London as the principal paying agent for the Notes outside the United States (the “Principal Paying Agent,” which term includes any additional or successor Principal Paying Agent appointed by the Issuer). The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise indicated on the face hereof in accordance with the provisions of this Note, including any Addendum, and except as set forth below, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as indicated below). If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Principal Paying Agent must receive at its office in London, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States, Western Europe or Japan setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Principal Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Principal Paying Agent by such fifth Business Day. Unless otherwise indicated on the face of this Note, exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate specified on the face hereof based on the Index Maturity, if any, specified on the face hereof (i) (A) plus or minus the Spread, if any, specified on the face hereof and (B) for any period on or after the Incremental Spread Commencement Date, if any, specified on the face hereof, plus or minus the Incremental Spread, if any, specified on the face hereof or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate and (ii) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, “Business Day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or in London or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the real-time gross settlement system operated by the Eurosystem, or any successor system (“T2”), is open for the settlement of payment in euro (a “TARGET Settlement Day”).

The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Federal Funds Rate, Federal Funds (Open) Rate and Prime Rate shall be on the Business Day prior to the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Commercial Paper Rate and CMT Rate will be the second Business Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CMS Rate will be the second U.S. Government Securities Business Day (as defined herein) prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR shall be the second TARGET Settlement Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more base rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each base rate is determinable.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the “Commercial Paper Rate,” for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for U.S. dollar commercial paper having the Index Maturity specified on the face hereof, as that rate is published in the H.15 Daily Update, under the heading “Commercial Paper--Nonfinancial.”

The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

(i)       If by 3:00 p.m., New York City time, on that Calculation Date the rate above is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer), for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

(ii)       If the dealers selected by the Issuer or its designee are not quoting as mentioned above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield	=	D x 360	=	x	100
360 - (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of EURIBOR. If the Base Rate specified on the face hereof is “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Thomson Reuters Eikon (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time.

The following procedures shall be followed if the rate cannot be determined as described above:

(i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

(ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), at approximately 11:00 a.m., Brussels time, on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

(iii) If the banks so selected by the Issuer or its designee are not quoting as set forth above, EURIBOR for that Interest Determination Date shall remain EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

(iv) If the Issuer or its designee determine that EURIBOR has been permanently discontinued, the Calculation Agent will use, as a substitute for EURIBOR and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) in the jurisdiction of the applicable Index Currency that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Issuer or its designee will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as this Note. If, however, the Issuer or its designee determine that no such Alternative Rate exists on the relevant date, the Issuer or such designee shall make a determination of an alternative rate as a substitute for EURIBOR for debt obligations such as this Note, as well as the spread thereon, the business day convention and the Interest Determination Dates, that is consistent with accepted market practice.

“Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

Determination of the Federal Funds Rate. If the Base Rate specified on the face hereof is the “Federal Funds Rate,” for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in the H.15 Daily Update under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service (“Reuters Page FEDFUNDS1”).

The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

(i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

(ii) If that rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

(iii) If the brokers selected by the Issuer or its designee are not quoting as mentioned above, the Federal Funds Rate relating to that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

Determination of Federal Funds (Open) Rate. If the Base Rate specified on the face hereof is the “Federal Funds (Open) Rate,” for any Interest Determination Date, the Federal Funds (Open) Rate with respect to this Note shall be the Federal Funds Rate on that date set forth opposite the caption “Open” as displayed on

Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service (“Reuters Page 5”).

The following procedures shall be followed if the Federal Funds (Open) Rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds (Open) Rate will be the rate on that Interest Determination Date displayed on FFPREBON Index Page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane, or any successor service, on Bloomberg.

•	If the above rate is not displayed on the FFPREBON Index Page on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds (Open) Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in the City of New York, which may include the agent and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

•	If the brokers selected by the Issuer or its designee are not quoting as set forth above, the Federal Funds (Open) Rate for that Interest Determination Date shall remain the Federal Funds (Open) Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

Determination of Prime Rate. If the Base Rate specified on the face hereof is “Prime Rate,” for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in the H.15 Daily Update under the heading “Bank Prime Loan.”

The following procedures shall be followed if the Prime Rate cannot be determined as described above:

(i)   If the above rate is not published in the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s Prime Rate or base lending rate, as of 11:30 a.m., New York City time, as in effect for that Interest Determination Date.

(ii)  If fewer than four rates for that Interest Determination Date appear on the Reuters Page US PRIME 1 by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in The City of New York, which may include affiliates of the initial dealer, selected by the Issuer or its designee (after consultation with the Issuer).

(iii)  If the banks selected are not quoting as described in (ii) above, the Prime Rate shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any successor service, or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate. If the Base Rate specified on the face hereof is “Treasury Rate,” the Treasury Rate with respect to this Note shall be:

(i)   the rate from the Auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof as that rate appears under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION10 or any other page as may replace page USAUCTION10 on that service (“Reuters Page USAUCTION10”), or on page USAUCTION11 or any other page as may replace page USAUCTION11 on that service (“Reuters Page USAUCTION11”); or

(ii)       if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

(iii)       in the event that the rate described in (ii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in the H.15 Daily Update or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(iv)       if the rate described in (iii) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include the initial dealer and its affiliates, selected by the Issuer or its designee, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

(v)       if the dealers selected by the Issuer or its designee are not quoting as described in (iv), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D x N	x	100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of CMT Rate. If the Base Rate specified on the face hereof is the “CMT Rate,” for any Interest Determination Date, the CMT Rate with respect to this Note shall be any of the following rates published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

(1) the rate on that Interest Determination Date, if the Designated CMT Reuters Page is FRBCMT; and

(2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures shall be followed if the CMT Rate cannot be determined as described above:

(i)       If the above rate is no longer published, or if not displayed on the relevant page by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturities Rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters

Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(ii)       If the rate described in (i) above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers (“Reference Dealers”) in The City of New York, which may include the initial dealer or its affiliates, selected by the Issuer or its designee as described in the following sentence. The Issuer or its designee (after consultation with the Issuer) shall select five Reference Dealers and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

(iii)       If three Treasury Notes quotations are not obtained as described in (ii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York, selected using the same method described in (ii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(iv)       If three or four, and not five, of the Reference Dealers are quoting as described in (iii) above, then the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

(v)       If fewer than three Reference Dealers selected by the Issuer or its designee are quoting as described in (iii) above, the CMT Rate shall be the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities published by the Federal Reserve Board of Governors, or its successor, on its website or in another recognized electronic source. If no Reuters page is specified on the face hereof, the Designated CMT Reuters Page shall be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified on the face hereof, for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

Determination of CMS Rate. If the Base Rate specified on the face hereof is a “CMS Rate,” for any Interest Determination Date, the CMS Rate with respect to this Note shall be the fixed rate of interest payable on an interest rate swap having the index maturity specified as reported on Reuters Page ICESWAP1 or any successor page thereto at approximately 11:00 a.m. New York City time for such day.

The following procedures shall be followed if the CMS Rate cannot be determined as described above:

(i) If the rate is not displayed by approximately 11:00 a.m. New York City time on the Reuters Page ICESWAP1 on any day on which such rate must be determined, such rate for such day will be determined on the basis of the mid-market semi-annual swap rate quotations to the Calculation Agent provided by five leading swap dealers in the New York City interbank market selected by the Issuer or its designee (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to the index rate that is then used in the calculation of the CMS Rate with a designated maturity of three months. The Issuer or its designee shall request the principal New York City office of each of the Reference Banks to provide a quotation of its rate.

(ii) If at least three quotations are provided, the rate for that day shall be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(iii) If fewer than three quotations are provided as requested, the affected rate shall be determined by the Issuer or its designee in good faith and in a commercially reasonable manner.

Unless otherwise provided in the Addendum, “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

Unless otherwise indicated on the face hereof or in the Addendum, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the Interest Payment Dates or Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided in the Addendum, accrued interest hereon for any period shall be the sum of the products obtained by multiplying the interest factor calculated for each day in such period by the principal amount hereof.

Unless otherwise specified on the face hereof, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is Commercial Paper Rate, EURIBOR, Federal Funds Rate, Federal Funds (Open) Rate, Prime Rate or CMS Rate; or (ii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one-half cent rounded upward. Unless otherwise provided in the Addendum, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise provided in the Addendum, the interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an authorized denomination set forth on the face hereof.

The Trustee has been appointed registrar for the Notes (the “Registrar,” which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office or the London office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed [as provided in the Addendum] for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in such notice.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the “Additional Amounts”) to the holder of this Note with respect to any interest in this Note held by a registered holder who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts for or on account of:

•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for

o	the existence of any present or former connection between the beneficial owner of an interest in this Note, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in the conduct of a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

o	the presentation by or on behalf of the beneficial owner of an interest in this Note for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of this Note is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

•	any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if payment can be made without withholding by at least one other Paying Agent;

•	any tax, assessment or other governmental charge imposed solely because the beneficial owner of an interest in this Note (1) is a bank purchasing this Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Note for investment purposes nor (B) buying this Note for resale to a third party that either is not a bank or holding this Note for investment purposes only;

•	any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of an interest in this Note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed or collected pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any intergovernmental agreements entered into in connection with the implementation of such sections of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

•	any tax, assessment or other governmental charge imposed pursuant to Section 871(m) of the Code and any applicable Treasury regulations promulgated thereunder or published administrative guidance implementing such section;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote or as a direct or indirect subsidiary of the Issuer; or

•	any combination of the items listed above.

Nor will the Issuer pay Additional Amounts with respect to any payment with respect to any interest in this Note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner held its interest in this Note directly.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on any series of debt securities issued under the Senior Indenture, including the series of Senior Global Medium-Term Notes of which this Note forms a part, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to certain events of bankruptcy, insolvency or reorganization of the Issuer shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (i) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or alter certain provisions of the Senior Indenture relating to debt securities not denominated in U.S. dollars or impair or affect the rights of any holder to institute suit for the payment thereof or (ii) reduce the aforesaid percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be Morgan Stanley & Co. International Limited, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of these Notes.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of, premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. If this Note is listed on the London Stock Exchange plc and such exchange so requires, the Issuer shall maintain a Paying Agent in London. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a Member State of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of, premium, if any, or interest on this Note as the same shall become due.

No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein:

(a)       the term “Market Exchange Rate” means the noon U.S. dollar buying rate in The City of New York for cable transfers of the Specified Currency indicated on the face hereof published by the Federal Reserve Bank of New York;

(b)       the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

(c)       the term “U.S. Alien” means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – _________________ Custodian ________________
(Minor)                                             (Cust)

Under Uniform Gifts to Minors Act ________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated: _________________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: ________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):________________.

Dated:
NOTICE: The signature on this Option to Extend Maturity must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

[ADDENDUM 1]26

Determination of SOFR

The Base Rate specified on the face hereof is based on SOFR. The Calculation Agent shall determine SOFR for each U.S. Government Securities Business Day as follows:

SOFR means, with respect to any U.S. Government Securities Business Day:

(1) the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as provided by the New York Federal Reserve, as the administrator of such rate (or a successor administrator) on the New York Federal Reserve’s Website on or about 5:00 p.m. (New York time) on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or

(2) if the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1), unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred:

•	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

•	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

•	the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark” means the Secured Overnight Financing Rate with the Index Maturity specified above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate with the Index Maturity specified above or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order presented in clause (3) of the definition of “SOFR” that can be determined by the Issuer or its designee as of the Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

26 Applies only if the specified Base Rate is SOFR.

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Payment Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, any determination, decision or election that may be made by the Issuer or its designee pursuant to this Note, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in the Issuer’s or its designee’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the holder of this Note or any other party.

In no event shall the Trustee be responsible for the selection of any Benchmark Replacement, for determining any Benchmark Replacement Conforming Changes or for determining if any Benchmark Transition Event has occurred.

How Interest is Calculated

The amount of interest accrued and payable on this Note for each Interest Payment Period during the Floating Rate Period will be equal to the outstanding principal amount of this Note multiplied by the product of:

•	the sum of the accrued interest compounding factor plus the Spread for the relevant Interest Payment Period,

- multiplied by -

•	the quotient obtained by dividing the actual number of calendar days in such Interest Payment Period by 360.

Notwithstanding the foregoing, in no event will the interest rate payable for any Interest Payment Period be less than zero percent.

With respect to any Interest Payment Period during the Floating Rate Period, the accrued interest compounding factor means the rate of return of a daily compound interest investment computed in accordance with the following formula (with the resulting percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards to 0.00001):

“d0”, for any Interest Payment Period, is the number of U.S. Government Securities Business Days in the relevant Interest Payment Period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Payment Period.

“SOFRi”, for any day “i” in the relevant Interest Payment Period, is a reference rate equal to SOFR in respect of that day.

“ni” is the number of calendar days in the relevant Interest Payment Period on which the rate is SOFRi.

“d” is the number of calendar days in the relevant Interest Payment Period.

For these calculations, the interest rate in effect on any U.S. Government Securities Business Day will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding U.S. Government Securities Business Day.

Alternate Interest Accrual Calculation in Case of an Event of Default

In case an Event of Default with respect to this Note shall have occurred and be continuing, the amount declared due and payable for each $1,000 principal amount of this Note (the “Stated Principal Amount”) upon any acceleration of this Note shall be determined by the Calculation Agent, after consultation with the Issuer, and shall be an amount in cash equal to the Stated Principal Amount plus accrued and unpaid interest thereon calculated as if the date of such acceleration were the Maturity Date, final Interest Payment Period End-Date (if applicable) and final Interest Payment Date.

Alternate Interest Accrual Calculation in Case of a Tax Redemption

If this Note is redeemed in accordance with the provisions relating to “Tax Redemption and Payment of Additional Amounts,” the Stated Principal Amount upon any such redemption of this Note shall be determined by the Calculation Agent and shall be an amount in cash equal to the Stated Principal Amount plus accrued and unpaid interest thereon calculated as if the date of such redemption were the Maturity Date, final Interest Payment Period End-Date and final Interest Payment Date.

[ADDENDUM 2]27

Determination of SONIA

The Base Rate specified on the face hereof is based on SONIA. The Calculation Agent shall determine SONIA for each London Banking Day as follows:

SONIA, in respect of any London Banking Day, is a reference rate equal to the daily Sterling Overnight Index Average rate for such London Banking Day as provided by the administrator of SONIA to authorized distributors and as then published on the Relevant Screen Page or, if the Relevant Screen Page is unavailable, as otherwise published by such authorized distributors, in each case on the London Banking Day immediately following such London Banking Day.

If SONIA in respect of any London Banking Day (the “Relevant London Banking Day”) is not published on the Relevant Screen Page or by an authorized distributor, and is not otherwise provided by the administrator of SONIA, by either (A) the immediately following London Banking Day (or any amended publication day for SONIA as specified by the administrator of SONIA in the SONIA benchmark methodology) or (B) such other date and time on which SONIA for the Relevant London Banking Day is required for the purpose of any determination pursuant to the terms of this Note and, in either case, none of the events triggering the fallbacks specified below have occurred, SONIA for the Relevant London Banking Day shall be deemed to be the rate equal to SONIA for the most recent London Banking Day in respect of which SONIA was so published or provided.

“London Banking Day” means any day on which dealings in deposits in the relevant Index Currency are transacted in the London interbank market.

“Relevant Screen Page” means Bloomberg page SONIO/N Index or such other page, section or other part as may replace it as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to SONIA.

If SONIA has been permanently discontinued, the Issuer or its designee will use, as a substitute for SONIA and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) in the United Kingdom that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Issuer or its designee will make such adjustments to the Alternative Rate or the Spread, as well as the applicable business day convention, Interest Determination Dates and related provisions and definitions of this Note, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as this Note.

If SONIA has been permanently discontinued, any determination, decision or election that may be made by the Issuer or its designee pursuant to this Note, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in the Issuer’s or its designee’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the holder of this Note or any other party.

How Interest is Calculated

The amount of interest accrued and payable on this Note for each Interest Payment Period will be equal to the outstanding principal amount of this Note multiplied by the product of:

27 Applies only if the specified Base Rate is SONIA.

•	the sum of the accrued interest compounding factor plus the Spread for the relevant Interest Payment Period,

- multiplied by -

•	the quotient obtained by dividing the actual number of calendar days in such Interest Payment Period by 365.

Notwithstanding the foregoing, in no event will the interest rate payable for any Interest Payment Period be less than zero percent.

With respect to any Interest Payment Period, the accrued interest compounding factor means the rate of return of a daily compound interest investment computed in accordance with the following formula:

“d” means the number of calendar days in the relevant Observation Period;

“d0” for any Observation Period, means the number of London Banking Days in the relevant Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in the relevant Observation Period;

“ni” for any London Banking Day “i” in the relevant Observation Period, means the number of calendar days from, and including, such day “i” up to, but excluding, the following London Banking Day (“i+1”);

“Observation Period” means, in respect of each Interest Payment Period, the period from, and including, the date falling a number of London Banking Days equal to the Observation Shift Days preceding the first day of such Interest Payment Period to, but excluding, the date falling a number of London Banking Days equal to the Observation Shift Days preceding the Interest Payment Period End-Date for such Interest Payment Period;

“Observation Shift Days” means 5 London Banking Days; and

“SONIAi” for any London Banking Day “i” in the relevant Observation Period, is equal to SONIA in respect of that day “i”.

For these calculations, the interest rate in effect on any London Banking Day will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding London Banking Day.

All percentages used in or resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%, and all Pounds Sterling amounts used in or resulting from these calculations on this Note will be rounded to the nearest two decimal places, with .005 rounded up to .01.

Alternate Interest Accrual Calculation in Case of an Event of Default

In case an Event of Default with respect to this Note shall have occurred and be continuing, the amount declared due and payable for each [£1,000] principal amount of this Note (the “Stated Principal Amount”) upon any acceleration of this Note shall be determined by the Calculation Agent, after consultation with the Issuer, and shall be an amount in cash equal to the Stated Principal Amount plus accrued and unpaid interest thereon calculated as if the date of such acceleration were the Maturity Date, final Interest Payment Period End-Date (if applicable) and final Interest Payment Date.